UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2006 (February 10, 2006)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 10, 2006, Arch Coal, Inc. (the “Company”) and certain of its subsidiaries entered into a $100 million receivables securitization program (the “Receivables Program”) administered by PNC Bank, National Association, as described below.
     Arch Receivable Company, LLC (“Arch Receivable”), Arch Coal Sales Company, Inc. (“Arch Coal Sales”), Market Street Funding LLC, as issuer, certain financial institutions party thereto, as participants, and PNC Bank, National Association, as administrator, have entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of February 3, 2006, which expires on February 3, 2011, pursuant to which Arch Receivable may sell to a multi-seller, asset-backed commercial paper conduit, on a revolving basis and without recourse, up to $100 million of eligible trade receivables that have been contributed to Arch Receivable, a wholly-owned, bankruptcy-remote subsidiary of the Company. Although the Receivables Purchase Agreement was dated as of February 3, it was delivered by the parties and became effective on February 10, 2006.
     Under the terms of the Receivables Program, eligible trade receivables consist of trade receivables from certain of the Company’s operating subsidiaries. The amount available with respect to the receivables sold into the Receivables Program is subject to customary limits and reserves, including reserves based on customer concentration and prior past due balances. Of the eligible pool of receivables contributed to Arch Receivable, undivided interests in only a portion of the pool are sold to the conduit. Although the participants in the program bear the risk of non-payment of purchased receivables, the Company has agreed to indemnify the participants with respect to various matters, including any defaults by the Company or its operating subsidiaries under the documents relating to the Receivables Program, and may be required to repurchase receivables which do not comply with the requirements of the program. Arch Coal Sales, a wholly-owned subsidiary of the Company, services the receivables sold into the Receivable Program.
     The Receivables Program provides for the issuance of letters of credit for the account of the Company and its subsidiaries. Collections under program receivables would be available to repay any drawings under such letters of credit. The Company may also elect for funded purchases of receivables to be made. PNC Bank, National Association has committed to issue letters of credit in aggregate amount of up to $100 million outstanding at any time, and Market Street Funding, LLC has committed to make funded purchases of receivables in aggregate amount of up to $100 million outstanding at any time. However, the combined maximum commitment of both institutions is $100 million, with the result that the amount of letters of credit and funded purchases outstanding may not exceed $100 million at any time.
     The participants under the program will be entitled to receive payments reflecting a specified discount on amounts funded under the Receivables Program, including drawings under letters of credit, calculated on the basis of the base rate or commercial paper rate, as applicable. Arch Receivable will pay PNC Bank, National Association a structuring fee, facility fees, program fees and letter of credit fees (based on amounts of outstanding letters of credit) at rates that vary with the Company’s debt ratings. Certain other fees are payable to the administrator and the participating financial institutions.
     The Receivables Program documents contain affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the agreements underlying the receivables pool. The Receivables Purchase Agreement includes customary termination events for facilities of this type (with customary grace periods, if applicable), including, among other things, breaches of covenants, inaccuracies of representations and warranties, bankruptcy and insolvency events, changes in the rate of default or delinquency of the receivables above specified levels, a change of control and material judgments. A termination event would permit the administrator to terminate the Receivables Program and enforce any and all rights, subject to cure provisions, where, applicable. Additionally, the Receivables Program contains cross-default provisions, which would allow the administrator to terminate the Receivables Program in the event of non-payment of other material indebtedness when due, and any other event which results in the acceleration of the maturity of material indebtedness.
     Some of the financial institutions participating in the Receivables Program and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting and commercial banking services, including issuances of letters of credit, for which the financial institutions and/or affiliates receive customary fees, and, in some cases, out-of-pocket expenses.
     The foregoing description is only a summary and is qualified in its entirety by the provisions of the Receivables Purchase Agreement. Since the terms of the Receivables Purchase Agreement may differ from the general information contained herein, you should rely on the actual terms of the Receivables Purchase Agreement, which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     Information concerning the amounts for which the Company has become obligated under the Receivables Program set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is attached hereto and filed herewith.

Exhibit
No.	Description
10.1	Receivables Purchase Agreement, dated as of February 3, 2006, among Arch Receivable Company, LLC, Arch Coal Sales Company, Inc., Market Street Funding LLC, as issuer, the financial institutions from time to time party thereto, as LC Participants, and PNC Bank, National Association, as Administrator on behalf of the Purchasers and as LC Bank.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2006	Arch Coal, Inc.
	By:	/s/ Robert J. Messey
Robert J. Messey
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
10.1	Receivables Purchase Agreement, dated as of February 3, 2006, among Arch Receivable Company, LLC, Arch Coal Sales Company, Inc., Market Street Funding LLC, as issuer, the financial institutions from time to time party thereto, as LC Participants, and PNC Bank, National Association, as Administrator on behalf of the Purchasers and as LC Bank.

4